EXHIBIT 99.1

Contact:
Cal Reed, Chairman & CEO	Katie Fung, Chief Financial Officer
(510) 449-0100	Hong Kong: (852) 3193-6220

Peak International Reports Third Quarter Results,

Profit and Increased Revenues

Hong Kong, January 26, 2006. Peak International Limited (NASDAQ: PEAK) today reported results for its third fiscal quarter ended December 31, 2005.

For the third quarter of fiscal 2006, Peak had net sales of $17.2 million, up 2.4% compared to $16.8 million for the same quarter of fiscal 2005. Peak recorded net income of $0.2 million for the third quarter of fiscal 2006, or earnings per share of $0.02 on a diluted basis, compared to a net loss of $4.2 million or $0.34 loss per share on a diluted basis for the same quarter last year. During the third quarter of fiscal 2006, Peak’s gross margin was favorably impacted by the successful recycling of materials that had been written off in a prior period and an inventory reserve write-back resulting from favorable pricing trends for reel and tape products, The favorable impact on gross margin was partially offset by severance payments to workers separated in the course of Peak’s continuing efforts to reduce costs and an additional accrual for income taxes for certain workers at the factory. The net favorable impact of these events on gross margin in the quarter was approximately 4%. Selling and marketing expenses decreased compared to the same quarter last year as a result of a reorganization of the sales and logistics functions. During the quarter, total cash increased by approximately $2 million.

Net sales for the nine months ended December 31, 2005 were $49.2 million, down 4.3% compared to $51.4 million recorded for the same period of fiscal 2005. Net loss for the nine months ended December 31, 2005 was $3.6 million, or $0.29 loss per share on a diluted basis, compared to a net loss of $5.3 million or $0.43 loss per share on a diluted basis for the same period of fiscal 2005.

Cal Reed, Peak’s Chairman and CEO, said, “We are very gratified to see the results of many changes initiated by Dean Personne, the Company’s new President and Chief Operating Officer. His cost savings programs and leadership are having a significant favorable impact on our business. We are continuing to focus on streamlining our workforce and improving our productivity and profitability as well as growing the top line.”

About Peak International Limited

Peak International Limited is a leading supplier of precision-engineered transport products for storage, transportation and automated handling of semiconductor devices and other electronic components. Peak employs approximately 1700 people worldwide, directly and in its factory in Shenzhen, the PRC, that is operated pursuant to a processing agreement with an unaffiliated party. Peak operates warehouses throughout the world and offers JIT services to leading semiconductor manufacturers and assemblers. Peak is a leading recycler of used plastic matrix trays.

Earnings Call

Peak will host a conference call discussing the Company’s second quarter results on January 27, 2006 at 10:00 a.m. Eastern Time. The call will be webcast and can be accessed by clicking on the link on the investor page on Peak’s website at www.peakf.com. A replay of the call will also be available.

Safe Harbor Statement

Except for historical information contained herein, certain statements in this press release are forward looking statements within the meaning of the “safe harbor” provision of the Private Securities Litigation Reform Act of 1995, including statements related to our belief that improvements made during the quarter will lead to improved results. These and other forward looking statements are not guarantees of future results and are subject to risks and uncertainties, including among others, the amounts the company may have to pay for workers at its factory in the PRC, difficulties related to working in the PRC, including regional government and processing partner relations, the market acceptance of its products, the introduction of new products by the Company’s competitors, any future economic downturn, and other matters that could cause actual results to differ materially from the projections made herein. Additional risks are detailed in the Company’s filings with the Securities and Exchange Commission, including the Company’s most recent Quarterly Report on Form 10-Q filed on November 14, 2005. Statements included in this press release are based on information known to the Company as of the date of this release, and the Company assumes no obligation to update information contained in this release.

Consolidated Statements of Operations

(in thousands of United States Dollars, except share and per share data)

	Three Months Ended December 31,
	2005	2004
	(Unaudited)	(Unaudited)
Net Sales	$17,185	$16,785
Cost of Goods Sold	12,690	16,858

Gross Profit (Loss)	4,495	(73)

Selling and Marketing	2,605	3,028
General and Administrative	1,816	1,690
Research and Development	33	37

Income (loss) from operations	41	(4,828)
Other income – net	107	212
Interest income	68	68

Income (loss) before income taxes	216	(4,548)
Income tax (expense) benefit	(4)	378

NET INCOME (LOSS)	$212	$(4,170)

EARNING/(LOSS) PER SHARE
– Basic	$0.02	$(0.34)
– Diluted	$0.02	$(0.34)

Weighted Average Number of Shares Outstanding
– Basic	12,420,000	12,408,000
– Diluted	12,421,000	12,408,000

Consolidated Statements of Operations

(in thousands of United States Dollars, except share and per share data)

	Nine Months Ended December 31,
	2005	2004
	(Unaudited)	(Unaudited)
Net Sales	$49,226	$51,366
Cost of Goods Sold	42,379	43,321

Gross Profit	6,847	8,045

Selling and Marketing	7,901	9,212
General and Administrative	5,213	5,064
Research and Development	108	122

Loss from operations	(6,375)	(6,353)
Other income – net	2,005	48
Interest income	285	145

Loss before income taxes	(4,085)	(6,160)
Income tax benefit	529	817

NET LOSS	$(3,556)	$(5,343)

LOSS PER SHARE
– Basic	$(0.29)	$(0.43)
– Diluted	$(0.29)	$(0.43)

Weighted Average Number of Shares Outstanding
– Basic	12,420,000	12,388,000
– Diluted	12,420,000	12,388,000

Consolidated Balance Sheets

(in thousands of United States Dollars)

	December 31, 2005	March 31, 2005
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$18,855	$22,301
Restricted Cash	3,783	—
Accounts receivable - net of allowance for doubtful accounts of $281 at December 31 2005 and $257 at March 31, 2005	13,318	12,578
Inventories	12,919	13,739
Other receivables, deposits and prepayments	807	1,121
Income taxes receivable	—	3

Total current assets	49,682	49,742

Asset to be disposed of by sale	—	5,230
Property, plant and equipment – net	22,939	24,611
Land use right	727	742
Deposits for acquisition of property, plant and equipment	52	33
Other deposit	301	301

TOTAL ASSETS	$73,701	$80,659

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable
- Trade	$6,854	$8,288
- Property, plant and equipment	407	210
Accrued payroll and employee benefits	3,755	1,562
Accrued other expenses	2,084	5,786
Income taxes payable	97	127

Total current liabilities	13,197	15,973

Deferred Income Taxes	268	875

Total Liabilities	13,465	16,848

Stockholders’ Equity:
Share capital	124	124
Additional paid-in capital	27,135	27,135
Retained earnings	34,257	37,813
Accumulated other comprehensive loss	(1,280)	(1,261)

Total stockholders’ equity	60,236	63,811

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$73,701	$80,659

Consolidated Statements of Cash Flows

(in thousands of United States Dollars)

	Nine Months Ended December 31,
	2005	2004
	(Unaudited)	(Unaudited)
Operating activities:
Net loss	$(3,556)	$(5,343)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	4,819	5,103
Deferred income taxes	(607)	(488)
Loss on disposal/write-off of property, plant and equipment	385	82
Allowance for doubtful accounts	24	(20)
Gain on disposal of a subsidiary	(2,189)	—
Changes in operating assets and liabilities:
Accounts receivable	(764)	781
Inventories	820	550
Other receivables, deposits and prepayments	41	(352)
Income taxes receivable	3	5,062
Accounts payable-trade	(1,434)	1,838
Accrued payroll, employee benefits and other expenses	2,647	5,684
Income taxes payable	(30)	(5,732)
Cash held in escrow for funding of certain contingent obligations under existing contracts with senior management	(2,501)	—

Net cash (used in) provided by operating act activities	(2,342)	7,165

Investing activities:
Sales proceeds on disposal of a subsidiary	2,254	—
Sales proceeds on disposal of property, plant and equipment	15	—
Acquisition of property, plant and equipment	(3,335)	(4,543)
Decrease in deposits for acquisition of property, plant and equipment	(19)	791

Net cash used in investing activities	(1,085)	(3,752)

Financing activities:
Proceeds from issuance of common stock	—	394

Net cash provided by financing activities	—	394

Net (decrease) increase in cash and cash equivalents	(3,427)	3,807
Cash and cash equivalents at beginning of period	22,301	20,303
Effects of exchange rate changes on cash and cash equivalents	(19)	—

Cash and cash equivalents at end of period	$18,855	$24,110

Supplemental cash flow information:
Cash paid during the period

Income taxes	105	341